UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 16, 2010


                          AMERICAN PARAMOUNT GOLD CORP.
             (Exact name of registrant as specified in its charter)


          Nevada                      333-138148                 20-5243308
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

50 West Liberty Street, Suite 880, Reno Nevada                    89501
   (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code (949) 481-5396

              29733 Niguel Road, Suite A, Laguna Niguel, CA 92677
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 7 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our" and the "Company" mean American Paramount Gold Corp., a Nevada corporation, unless otherwise indicated.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 16, 2010, we entered into an agreement with Royce L. Hackworth and Belva L. Tomany in respect of an option to acquire 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada (the "Cap Gold Project"). In order to complete the transactions contemplated by the agreement, we are required to pay $25,000 upon the closing of the agreement and pay an additional $100,000 upon satisfaction of the our due diligence. The agreement gives our company the option to acquire a 100% long-term lease interest in the Cap Gold Project by (i) making ongoing yearly advance production royalty cash payments during the term of the agreement of $125,000 in years two (2) through five (5), $150,000 in years six (6) through twelve (12), $200,000 in years 13 through 20 and $300,000 in years 21 through 30; (ii) incurring expenditures on exploration of the Cap Gold Project of not less than an aggregate of $1,250,000 over five (5) years; and (iii) making production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to our company from production from the property. The production royalty is based on, at our company's election, a sliding scale or fixed production royalty basis, which in either case ranges from 1% to a maximum of 3%.

We have closed the transaction in respect of 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada known as the Cap Gold Project. As per the agreement, we have paid an aggregate of $125,000 to Royce L. Hackworth and Belva L. Tomany.

Because we were a shell company before we entered into the above option agreement, we have included in this Current Report on Form 8-K, the information on our company that would be required if we were filing a general form for registration of securities on Form 10.

We are an exploration stage mining company engaged in the identification, acquisition, and exploration of metals and minerals with a focus on gold mineralization on a property located in Nevada. For further details on our business, please see the section entitled "Business" beginning on page 2.

                                    BUSINESS

GENERAL OVERVIEW

We were incorporated under the laws of the State of Nevada on July 21, 2006 under the name "Zebra Resources, Inc." At inception, we were an exploration stage company engaged in the acquisition, exploration and development of mineral

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properties.  On July  26,  2006,  we  entered  into a  mineral  property  option agreement to earn an interest in a mineral claim known as the Astro 2006 claim. Based on the information available to us, we determined that the Astro 2006 claim did not, in all likelihood, contain a commercially viable mineral deposit, and we therefore abandoned any further exploration on the property.

As a result, we investigated several other business opportunities to enhance shareholder value.

On September 12, 2008, Karl Kottmeier resigned as our President, Chief Executive Officer, Treasurer, and Chief Financial Officer. As a result, on September 12, 2008, we appointed Dan Gravelle as our President, Chief Executive Officer, Treasurer, and Chief Financial Officer. Additionally, Mr. Gravelle was appointed as a director of our company.

On December 1, 2008, Karl Kotmeier resigned as a director of our company.

On November 30, 2009, we appointed Mr. Peter Jenks as a member of our board of directors.

On February 26, 2010, Monaco Capital Inc. acquired a controlling interest in our company by purchasing 20,000,000 shares of our common stock in a private transaction.

Effective March 17, 2010, we effected a one (1) old for two (2) new forward stock split of our issued and outstanding common stock. As a result, our authorized capital increased from 75,000,000 to 150,000,000 shares of common stock and our issued and outstanding increased from 32,000,000 shares of common stock to 64,000,000 shares of common stock, all with a par value of $0.001.

Also effective March 17, 2010, we changed our name from "Zebra Resources, Inc." to "American Paramount Gold Corp.", by way of a merger with our wholly owned subsidiary American Paramount Gold Corp., which was formed solely for the change of name.

The  name  change  and   forward   stock  split   became   effective   with  the
Over-the-Counter Bulletin Board at the opening for trading on April 12, 2010 under the new stock symbol "APGA". Our new CUSIP number is 02882T 105.

Effective April 14, 2010, we appointed Wayne Parsons as a member of our board of directors and as our President, Chief Executive Officer, Treasurer, Secretary and Chief Financial Officer. Also effective April 14, 2010, Dan Gravelle resigned as our President, Chief Executive Officer, Treasurer, Secretary and Chief Financial Officer.

On April 16, 2010, we entered into an agreement with Royce L. Hackworth and Belva L. Tomany in respect of an option to acquire 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada (the "Cap Gold Project"). In order to complete the transactions contemplated by the agreement, we are required to pay $25,000 upon the closing of the agreement and pay an additional $100,000 upon satisfaction of our due diligence. The agreement gives our company the option to acquire a 100% long-term lease interest in the Cap Gold Project by (i) making ongoing yearly advance production royalty cash payments during the term of the agreement of $125,000 in years two (2) through five (5), $150,000 in years six (6) through twelve (12), $200,000 in years 13 through 20 and $300,000 in years 21 through 30; (ii) incurring expenditures on exploration of the Cap Gold Project of not less than an aggregate of $1,250,000 over five (5) years; and (iii) making production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to our company from production from the property. The production royalty is based on, at our company's election, a sliding scale or fixed production royalty basis, which in either case ranges from 1% to a maximum of 3%.

We have closed the transaction in respect of 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada known as the Cap Gold Project. As per the agreement, we have paid an aggregate of $125,000 to Royce L. Hackworth and Belva L. Tomany.

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby Mr. Parsons has agreed to provide our company with various consulting services as the president, chief executive officer, chief financial officer, secretary and treasurer. In consideration for agreeing to provide such consulting services, we have agreed to provide Mr. Parsons with a monthly payment of CDN$1,500 and to grant 1,000,000 options to acquire 1,000,000 shares of our common stock at a purchase price of US$1.00 per shares. These options are non-transferrable, vest immediately and expire April 14, 2015. We have also

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agreed to pay a bonus of CDN$15,000 to Mr. Parsons,  within ten (10) days of our company receiving, collectively since January 1, 2010, private placement funds equal to US$500,000.

On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $500,000. The loan is convertible into common shares of our company in at a conversion price of $1.05. $200,000 has been advanced under the loan agreement to date. The loan will bear interest at 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date.

Effective April 28, 2010, we appointed John Goodwin as a member of our board of directors.

Our board of directors now consists of Wayne Parsons, Peter Jenks and John Goodwin.

BUSINESS SUBSEQUENT TO THE CLOSING OF THE ACQUISITIONS

We are an exploration stage mining company engaged in the identification, acquisition, and exploration of metals and minerals with a focus on gold mineralization on our property located in Nevada. We intend to conduct exploration and development programs on our recently optioned property.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral reserve exists on any of our current or future properties, To date, we do not know if an economically viable mineral reserve exists on our property and there is no assurance that we will discover one. Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

Our current operational focus is to conduct exploration activities on the Cap Gold Project and to complete the terms of the Cap Gold option agreement. For a description of our Cap Gold Project please see the section entitled "Properties" beginning on page 12.

COMPETITION

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

COMPLIANCE WITH GOVERNMENT REGULATION

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have incurred $Nil in research and development expenditures over the past two fiscal years.

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EMPLOYEES

Currently, we do not have any employees. We have entered into a consulting agreement with our president, chief executive officer, treasurer, secretary and chief financial officer. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

SUBSIDIARIES

We do not have any subsidiaries.

INTELLECTUAL PROPERTY

We do not own, either legally or beneficially, any patent or trademark.

RISK FACTORS

Our business operations are subject to a number of risks and uncertainties, including, but not limited to those set forth below:

RISKS ASSOCIATED WITH MINING

OUR PROPERTY IS IN THE EXPLORATION STAGE. THERE IS NO ASSURANCE THAT WE CAN ESTABLISH THE EXISTENCE OF ANY MINERAL RESOURCE ON OUR PROPERTY IN COMMERCIALLY EXPLOITABLE QUANTITIES. UNTIL WE CAN DO SO, WE CANNOT EARN ANY REVENUES FROM OPERATIONS AND IF WE DO NOT DO SO WE WILL LOSE ALL OF THE FUNDS THAT WE EXPEND ON EXPLORATION. IF WE DO NOT DISCOVER ANY MINERAL RESOURCE IN A COMMERCIALLY EXPLOITABLE QUANTITY, OUR BUSINESS COULD FAIL.

Despite exploration work on our mineral property, we have not established that it contains any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business could fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a "reserve" that meets the requirements of the Securities and Exchange Commission's Industry Guide 7 is extremely remote; in all probability our mineral resource property does not contain any 'reserve' and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on our property, there can be no assurance that we will be able to develop our property into a producing mine and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

MINERAL OPERATIONS ARE SUBJECT TO APPLICABLE LAW AND GOVERNMENT REGULATION. EVEN IF WE DISCOVER A MINERAL RESOURCE IN A COMMERCIALLY EXPLOITABLE QUANTITY, THESE LAWS AND REGULATIONS COULD RESTRICT OR PROHIBIT THE EXPLOITATION OF THAT MINERAL RESOURCE. IF WE CANNOT EXPLOIT ANY MINERAL RESOURCE THAT WE MIGHT DISCOVER ON OUR PROPERTY, OUR BUSINESS MAY FAIL.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards,

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occupational health, waste disposal,  toxic substances,  land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our business could fail.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities but there can be no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

IF WE ESTABLISH THE EXISTENCE OF A MINERAL RESOURCE ON OUR PROPERTY IN A COMMERCIALLY EXPLOITABLE QUANTITY, WE WILL REQUIRE ADDITIONAL CAPITAL IN ORDER TO DEVELOP THE PROPERTY INTO A PRODUCING MINE. IF WE CANNOT RAISE THIS ADDITIONAL CAPITAL, WE WILL NOT BE ABLE TO EXPLOIT THE RESOURCE, AND OUR BUSINESS COULD FAIL.

If we do discover mineral resources in commercially exploitable quantities on our property, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

MINERAL EXPLORATION AND DEVELOPMENT IS SUBJECT TO EXTRAORDINARY OPERATING RISKS. WE DO NOT CURRENTLY INSURE AGAINST THESE RISKS. IN THE EVENT OF A CAVE-IN OR SIMILAR OCCURRENCE, OUR LIABILITY MAY EXCEED OUR RESOURCES, WHICH WOULD HAVE AN ADVERSE IMPACT ON OUR COMPANY.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

MINERAL PRICES ARE SUBJECT TO DRAMATIC AND UNPREDICTABLE FLUCTUATIONS.

We expect to derive revenues, if any, either from the sale of our mineral resource property or from the extraction and sale of ore. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

THE MINING INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL CONTINUE TO BE SUCCESSFUL IN ACQUIRING MINERAL CLAIMS. IF WE CANNOT CONTINUE TO ACQUIRE PROPERTIES TO EXPLORE FOR MINERAL RESOURCES, WE MAY BE REQUIRED TO REDUCE OR CEASE OPERATIONS.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we will not compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

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In identifying and acquiring mineral resource  properties,  we compete with many companies possessing greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

RISKS RELATED TO OUR COMPANY

THE FACT THAT WE HAVE NOT EARNED ANY OPERATING REVENUES SINCE OUR INCORPORATION RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE TO EXPLORE OUR MINERAL PROPERTIES AS A GOING CONCERN.

We have not generated any revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on our mineral property and we build and operate a mine. We had cash in the amount of $1,419 as of February 28, 2010. At February 28, 2010, we had working capital deficit of $8,894. We incurred a net loss of $17,339 for the six month period ended February 28, 2010 and $88,894 since inception. We estimate our average monthly operating expenses to be approximately $150,000, including mineral property costs, management services and administrative costs. Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral property, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral property, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

These circumstances lead our independent registered public accounting firm, in their report dated November 2, 2009, to comment about our company's ability to continue as a going concern. Management has plans to seek additional capital through a private placement of its capital stock. These conditions raise substantial doubt about our company's ability to continue as a going concern. Although there are no assurances that management's plans will be realized, management believes that our company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence." We continue to experience net operating losses.

RISKS ASSOCIATED WITH OUR COMMON STOCK

TRADING ON THE OTC BULLETIN BOARD MAY BE VOLATILE AND SPORADIC, WHICH COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT DIFFICULT FOR OUR STOCKHOLDERS TO RESELL THEIR SHARES.

Our common stock is quoted on the OTC Bulletin Board service of the Financial Industry Regulatory Authority. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like NASDAQ or a stock exchange like NYSE Amex. Accordingly, shareholders may have difficulty reselling any of their shares.

OUR STOCK IS A PENNY STOCK. TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority ' requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

OTHER RISKS

TRENDS, RISKS AND UNCERTAINTIES

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PURCHASE OF SIGNIFICANT EQUIPMENT

We do not intend to purchase any significant equipment over the next twelve months.

PERSONNEL PLAN

We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

OFF-BALANCE SHEET ARRANGEMENTS

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Our principal capital resources have been through the subscription and issuance of common stock, although we have also used stockholder loans and advances from related parties.

CASH REQUIREMENTS

We intend to conduct exploration activities on our newly optioned property over the next twelve months. We estimate our operating expenses and working capital requirements for the next twelve month period to be as follows:

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD

General, Administrative, and Corporate Expenses          $  200,000
Operating Expenses                                       $  200,000
Exploration                                              $1,500,000
                                                         ----------
TOTAL                                                    $1,900,000
                                                         ==========

At present, our cash requirements for the next 12 months outweigh the funds available to maintain or develop our properties. Of the $1,900,000 that we require for the next 12 months, we had $1,419 in cash as of February 28, 2010. In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering. Other than as set out below, we currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $500,000. The loan is convertible into common shares of our company in at a conversion price of $1.05. $200,000 has been advanced under the loan agreement to date. The loan will bear interest at 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date.

RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED AUGUST 31, 2009 AND AUGUST 31, 2008

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended August 31, 2009 and 2008.

Our operating results for the years ended August 31, 2009 and 2008 are summarized as follows:

                                                        Year Ended August 31,
                                                      2009               2008
                                                    --------           --------
Revenue                                             $     --           $     --
Expenses                                            $ 17,820           $ 20,102
Net Loss                                            $(17,820)          $(20,102)

REVENUES

We have not earned any revenues since our inception to our year ended August 31, 2009 and we do not anticipate earning revenues in the near future.

EXPENSES

Our expenses for the years ended August 31, 2009 and 2008 are outlined in the table below:

                                                         Year Ended August 31,
                                                       2009               2008
                                                     --------           --------
Exploration expenses                                 $    --            $ 2,500
General and administrative expenses                  $ 2,165            $ 5,573
Rent expenses - related party                        $ 5,500            $    --
Professional fees                                    $10,155            $12,029

The decrease in expenses for the year ended August 31, 2009, compared to the same period in fiscal 2008, was mainly due to a decrease in exploration expenses and general and administrative expenses.

LIQUIDITY AND FINANCIAL CONDITION

Our financial position as at August 31, 2009 and 2008 are as follows:

WORKING CAPITAL
                                                         As at          As at
                                                       August 31,     August 31,
                                                         2009           2008
                                                       --------       --------
Current Assets                                         $  9,095       $ 28,241
Current Liabilities                                    $    650       $  1,976
Working Capital  (Deficiency)                          $  8,445       $ 26,265

Our working capital surplus decreased from $26,265 at August 31, 2008 to $8,445 at August 31, 2009 primarily as a result of decreases in cash.

CASH FLOWS
                                                      Year Ended     Year Ended
                                                       August 31,     August 31,
                                                         2009           2008
                                                       --------       --------
Net cash provided by (used in) Operating Activities    $(20,822)      $(20,626)
Net cash provided by (used in) Investing Activities    $     --       $     --
Net cash provided by (used in) Financing Activities    $     --       $     --
Increase (Decrease) in Cash during the Year            $(20,822)      $(20,626)
Cash, Beginning of Year                                $ 28,241       $ 48,867
Cash, End of Year                                      $  7,419       $ 28,241

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $500,000. The loan is convertible into common shares of our company in at a conversion price of $1.05. $200,000 has been advanced under the loan agreement to date. The loan will bear interest at 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIODS ENDED FEBRUARY 28, 2010 AND FEBRUARY 28, 2009

The following summary of our results of operations should be read in conjunction with our unaudited financial statements for the interim periods ended February 28, 2010 and 2009.

Our operating results for the six months ended February 28, 2010 and 2009 are summarized as follows:

                                                      Six Months Ended
                                                        February 28,
                                                   2010               2009
                                                 --------           --------
Revenue                                          $     --           $     --
Expenses                                         $ 17,339           $  8,781
Net Loss                                         $(17,339)          $ (8,781)

REVENUES

We have not earned any revenues since our inception to our quarter ended February 28, 2010 and we do not anticipate earning revenues in the near future.

EXPENSES

Our expenses for the six months ended February 28, 2010 and 2009 are outlined in the table below:

                                                      Six Months Ended
                                                        February 28,
                                                   2010               2009
                                                 --------           --------
Exploration expenses                             $    --            $    --
General and administrative expenses              $ 1,460            $   981
Rent expenses - related party                    $ 3,000            $ 2,500
Professional fees                                $12,879            $ 5,300

The increase in expenses for the six months ended February 28, 2010, compared to the same period in fiscal 2009, was mainly due to an increase in professional fees.

LIQUIDITY AND CAPITAL RESOURCES

Our financial position as at February 28, 2010 and 2009 are as follows:

WORKING CAPITAL
                                                       As at           As at
                                                    February 28,    February 28,
                                                       2010            2009
                                                     --------        --------
Current Assets                                       $  1,419        $ 17,984
Current Liabilities                                  $ 10,313        $    500
Working Capital  (Deficiency)                        $ (8,894)       $ 17,484

Our working capital surplus decreased from $17,484 at February 28, 2009 to $(8,894) at February 28, 2010 primarily as a result of a decrease in cash and increases in accounts payable and accrued liabilities.

CASH FLOWS

                                                     Six Months      Six Months
                                                       Ended           Ended
                                                    February 28,    February 28,
                                                       2010            2010
                                                     --------        --------
Net cash provided by (used in) Operating Activities  $ (6,000)       $(10,257)
Net cash provided by (used in) Investing Activities  $     --        $     --
Net cash provided by (used in) Financing Activities  $     --        $     --
Increase (Decrease) in Cash during the Year          $ (6,000)       $(10,257)
Cash, Beginning of Period                            $  7,419        $ 28,241
Cash, End of Period                                  $  1,419        $ 17,984

The continuation of our business is dependent upon obtaining further financing, a successful program of exploration, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We will pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be unable to conduct our operations as planned, and we will not be able to meet our other obligations as they become due. In such event, we will be forced to scale down or perhaps even cease our operations.

On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $500,000. The loan is convertible into common shares of our company in at a conversion price of $1.05. $200,000 has been advanced under the loan agreement to date. The loan will bear interest at 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date.

GOING CONCERN

The company incurred net losses of $62,516 since Inception (July 20, 2006) to February 28, 2009 and has commenced limited operations, raising substantial doubt about the company's ability to continue as a going concern. The company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The ability of the company to continue as a going concern is dependent on additional sources of capital and the success of the company's plan. The financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

CRITICAL ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

INCOME TAXES

The company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

The company has a net operating loss carry-forward to be used in future years. The company has established a valuation allowance for the full tax benefit of the operating loss carry-forwards due to the uncertainty regarding realization.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting standards statement No.107. "Disclosure About Fair Value of Financial Instruments", requires the company to disclose, when reasonably attainable, the fair market value of its assets and liabilities which are deemed to be financial instruments. The carrying amount and estimated fair values of the company's financial instruments approximated their fair value due to their short-term nature.

NET LOSS PER COMMON SHARE

The company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB
98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive. For the period from July 20, 2006 (Date of Inception) through August 31, 2008, the Company had no potentially dilutive securities.

STOCK-BASED COMPENSATION

The company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the FASB issued Statement No. 157, "Fair Value Measurements" (FAS 157), which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of FAS 157 become effective as of the beginning of our 2009 fiscal year. We adopted FAS 157 on September 1, 2008. The adoption did not have a significant impact on our financial statements.

In September 2006, the FASB issued Statement No. 158, "Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)" (FAS 158). FAS 158 requires that employers recognize the funded status of their defined benefit pension and other postretirement plans on the balance sheet and recognize as a component of other comprehensive income, net of tax, the plan-related gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost. We adopted FAS 158 on April 30, 2007. The adoption of FAS 158 did not have a significant impact on our financial statements.

In February 2007, the FASB issued Statement No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (FAS 159). FAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. We adopted FAS 159 on September 1, 2008. The adoption did not have a significant impact on our financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 which applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. The statement is effective for annual periods beginning after December 15, 2008.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133," (SFAS "161") as amended and interpreted, which requires enhanced disclosures about an entity's derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity's financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted. The company is currently evaluating the impact that FAS 161 will have on our financial statements.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60." SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

PROPERTIES

Our facilities: As of the date of this current report, our executive, administrative, and operating offices are located at 50 West Liberty Street, Suite 880, Reno Nevada 89501.We believe these facilities are adequate for our current needs and that alternate facilities on similar terms would be readily available if needed.

Property held by us: As of the date of this current report on Form 8-K, we hold an option to acquire an interest in the Cap Gold Project pursuant to the option agreement. For a description of the option agreement, please see the section entitled "Business" above.

CAP GOLD PROJECT

LOCATION AND ACCESS

The Cap Gold Project consists of the CAP (14 claims), KAP (2 claims), and the CAPX (173 claims) unpatented mining claims forming a contiguous block of approximately 3,960 acres (1,602 hectares). The claims are located in sections 25, 26, 27, 34, 35, and 36, Township 1 South, Range 51 East, MDB&M, in Nye County, Nevada. The geographic coordinates are 37(degree)49' North Latitude, 116(degree)15' West Longitude. The property is in the Reveille Valley on the pediment east of the Kawich Range on lands administered by the U.S. Department of the Interior, Bureau of Land Management ("BLM"), Tonopah District.

Access to the center of the property is by paved, gravel, and dirt roads. Follow U.S. Highway 6 easterly from Tonopah for 50 miles (80 km) to a junction with U.S. Highway 375 at Warm Springs. From Warm Springs turn right (southerly) on Highway 375 for 0.5 mile (0.8 km), thence turn right onto a graded gravel county road which trends southerly along the southern part of Reveille Valley for 27 miles (43.5 km). Turn right (westerly) 0.25 miles (0.4 km) south of Willow Witch Well and continue for 3 miles (4.8 km) on a dirt road into the center of the claim block. From Rachel, Nevada, follow Nevada State Highway 375 for approximately 15 miles (24.1 km) northwesterly to the eastern edge of Railroad Valley, turn left and go westerly on a paved road approximately 10 miles (6.2 km). Turn right onto a graded gravel county road that trends northerly up the Revielle Valley and go approximately 9 miles (14.5 km). Turn left on the dirt road 0.25 miles (0.4 km) south of the Willow Witch Well and proceed 3 miles (4.8 km) to the claim block. 4- wheel drive vehicles or ATVs can access most areas of the property.

OPTION AGREEMENT

Our company has an option to earn an interest in the Cap Gold Project through an agreement entered into between our company and Royce L. Hackworth and Belva L. Tomany. In order to complete the transactions contemplated by the agreement, we are required to pay $25,000 upon the closing of the agreement and pay an additional $100,000 upon satisfaction of our due diligence. The agreement gives our company the option to acquire a 100% long-term lease interest in the Cap Gold Project by (i) making ongoing yearly advance production royalty cash payments during the term of the agreement of $125,000 in years two (2) through five (5), $150,000 in years six (6) through twelve (12), $200,000 in years 13 through 20 and $300,000 in years 21 through 30; (ii) incurring expenditures on exploration of the Cap Gold Project of not less than an aggregate of $1,250,000 over five (5) years; and (iii) making production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to our company from production from the property. The production royalty is based on, at our company's election, a sliding scale or fixed production royalty basis, which in either case ranges from 1% to a maximum of 3%.

HISTORY

Ownership of the property is not known prior to 1987 when Production Exploration Resources staked 14 CAP claims over several outcrops containing elevated amounts of mercury and antimony. From 1990 to August 1992 Pegasus Gold Corporation held the property under option. Subsequently Kennecott Exploration optioned the property in the period of 1994-1996. Redhawk Resources Inc. leased the property starting October 3, 2003.

Four small prospect pits, dug by unknown persons, had explored outcroppings prior to the staking of the CAP claims in 1987. During 1988, Production Exploration Resources drilled 5 reverse circulation (RC) holes (T-88-1 to T-88-5), totaling 1845 feet (557 meters) on mercury-antimony anomalies.

Pegasus Gold Corporation completed soil geochemistry and drilled 29 reverse circulation holes (C1-29) for a total of 12,855 feet (3918 meters). A 5-foot interval (1.5 meters) of 24.4 ppm Au (0.712 oz Au/ton) was intersected in hole C-6 and a 5-foot interval (1.5 meters) of 11.0 ppm (0.321 oz Au/ton) in hole C-8. Otherwise only low gold values were obtained. Drill logs and assay sheets are incomplete, chips for C1 through C5 were not available After the drilling was completed, Pegasus Gold Corporation performed an induced polarization and resistivity survey over the central part of the target area. A magnetic survey, also perhaps done after the drilling, suggests magnetic low patterns near and parallel to the high resistivity trends.

In 1993, Production Exploration Resources drilled an additional 8 reverse circulation holes (T-93-6 to T-93-13) totaling 6270 feet (1912 meters). Significant intersections were cut in holes T-93-8, 6.2 ppm Au (0.181 oz Au/ton) across 10 feet (3 meters), and in hole T-93-9, 6.5 ppm Au (0.190 oz Au/ton) across 5 feet (1.5 meters).

In 1994-1996, Kennecott drilled 11 reverse circulation holes (CG-1 to CG-11) for a total of 7905 feet (2411 meters). No high-grade intersections were obtained, although hole CG-1 intercepted long intervals of low-grade gold and silver, similar to those found in the Cap Structure, enclosing six separate 5 foot intervals of >0.4 g/t gold. A soil geochemical survey was also completed.

In 1996 Newmont Exploration carried out a limited gravity survey over the central portion of the property.

Production Exploration Resources drilled a further 5 reverse circulation holes (T-00-14 to T-00-18) in 2000 totaling 6470 feet (1972 meters). Intersections were cut in hole T-00-15 of 15.4 ppm Au (0.449 oz Au/ton) across 5.0 feet (1.5 meters) and in hole T-00-18 of 31.0 ppm Au (0.904 oz Au/ton) across 5.0 feet (1.5 meters).

In total 35,345 feet (10,773 meters) of reverse circulation drilling in 58 holes has been completed since 1988.

In 2004 Redhawk Resources Inc. commissioned a gradient array resistivity (GAR) survey to cover approximately one square mile centered on the CAP Zone and the area of high gold and silver values encountered in RC drilling. Spontaneous Potential Gradient (SPG) readings were also recorded during the GAR survey. Also in June-July 2004, Redhawk drilled five angle, large diameter (HQ 2.5 inch core), core holes across the CAP Zone in the area of the RC drilling with high precious metal values. The core drill holes were designed to test below and/or laterally from the previous RC drilling. Drilling in the five core holes totaled 5,645 feet (1,720 meters) along approximately 1200 feet (365 meters) strike length of the CAP Zone.

There is no known mineral resource or mineral reserve estimates and there is no known mineral production from the property.

PROPOSED PROGRAM OF EXPLORATION

The ongoing exploration program will encompass expanded and detailed geology, identify alteration envelopes, expand the gravity, GAR and SPG geophysical surveys to delineate potential targets within the structure to be tested initially by RC with follow-up core drilling, and to delineate potential precious metals targets within other parallel structures identified by the geophysical studies.

Five core drill holes have intersected the Cap Zone based on results of the exploratory RC drilling and geophysical surveys which has confirmed and enhanced the interpretation of the deposit by previous operators. To further delineate the structure and mineralization distribution, large diameter core drilling program would provide more information on the configuration and mineralization of the vein systems.

The knowledge gained from the Cap Zone will be applied to other potential clusters of epithermal deposits in this structural belt covered by our company's land position.

There is no known mineral resource or mineral reserve estimates and there is no known mineral production from the property.

ROCK FORMATIONS AND MINERALIZATION

The Capgold Project is situated in the Toiyabe-Kawich Structural Zone of the Walker Lane Structural Belt. The Walker Lane is a terrane dominated by a series of parallel to sub-parallel, northwest trending, right lateral transcurrent faults that cross central and western Nevada. This belt hosts numerous precious metal districts and deposits; including Bullfrog, Goldfield, Tonopah, and Comstock Districts, and the Midway, Paradise Peak, and Rawhide deposits. Estimated production from the volcanic-hosted epithermal gold and silver deposits within this belt has exceeded 40 million ounces of gold and 540 million ounces of silver.

Mining Districts along the approximately 10 miles wide by 50 miles long Toiyabe-Kawich Structural Zone include (from north to south): Paradise Peak, Fairplay, Athens, Bell, Republic, Cloverdale, San Antonio, Baxter-Willow Springs, Midway, Hannapah, Ellendale, Golden Arrow, Silver Bow, and Eden Creek. The tertiary volcanic-hosted epithermal Capgold Project is on the southern projection of this Zone approximately 12 miles southeast of the Eden District.

The host rocks are rhyolite to rhyo-dacite to dacite in composition and of mid-Tertiary age. Precious metal values are hosted in silicified zones, stockworks, veins, and breccias developed along WNW, ENE, and E-W structures. Mineralized zones are enveloped by successive argillic and propylitic alteration haloes.

In 2004 a five hole core drill hole drill program program was undertaken by Redhawk Resources Inc. at Capgold. This program confirmed the presence of high gold grades (15.5 g/t gold over 4 feet in hole AC-2), and confirmed the presence of long intervals of low grade gold mineralization intersected in earlier RC drilling programs and increased the knowledge of the aurific epithermal system at Capgold. This program also confirmed the presence of a large, multi-episodic, precious metal bearing hydrothermal system. In addition strong argillic and strong silicification zones encountered in drilling appears to correspond well with the low and high resistivity trends, respectively, interpreted from the GAR/SPG survey.

There is no known mineral resource or mineral reserve estimates and there is no known mineral production from the property.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2010, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

                                                     Amount and Nature of        Percentage
Name and Address of Beneficial Owner                 Beneficial Ownership        of Class(1)
------------------------------------                 --------------------        -----------
Wayne Parsons                                                 Nil                   Nil%
President, Chief Executive Officer, Treasurer,
Secretary, Chief Financial Officer and Director
1455 Corley Drive
London, Ontario, Canada

Peter Jenks                                                   Nil                   Nil%
Director
50 West Liberty Street, Suite 880
Reno Nevada

John Goodwin                                                  Nil                   Nil%
Director
1313B Lakewood Rd. W.
Edmonton, Alberta, Canada

Directors and Executive Officers as a Group(1)                Nil                   Nil%

Monaco Capital Inc.
7 New Road, FL  2#6
Belize City, Belize                                    35,950,000                  56.2%

----------
(1) Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 1, 2010. As of June 1, 2010, there were 64,000,000 shares of our company's common stock issued and outstanding.

CHANGE IN CONTROL

We are not aware of any arrangement that might result in a change in control of our company in the future.

                        DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

                         Position Held                        Date First Elected
  Name                  with the Company            Age          or Appointed
  ----                  ----------------            ---          ------------

Wayne Parsons       President, Chief Executive       47        April 14, 2010
                    Officer, Treasurer,
                    Secretary, Chief Financial
                    Officer and Director

Peter Jenks         Director                         51        November 30, 2009

John Goodwin        Director                         74        April 28, 2010

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of our director and executive officer, indicating his principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

WAYNE PARSONS

Mr. Parsons graduated University of Western Ontario 1985, Richard Ivey School of Business, HBA. He started as investment advisor in Toronto with Nesbitt Thomson Bongard, moved to RBC Dominion Securities in 1994 as Senior Investment Advisor. Mr. Parson's then joined National Bank Financial in 2003 as Senior Investment

Advisor working in London until 2008. He has been involved in many mining deals over the years and helped fund a number of junior mining projects in North America and abroad.

PETER JENKS

From 2009 to present, Mr. Jenks has been employed by the City of Estevan. His duties include being a Zamboni operator and janitorial and ice maintenance. Also during 2009, Mr. Jenks was employed by the Meadow Lake Golf Course. His duties included golf course maintenance, irrigation and grounds maintenance. From 2007 to 2008, Mr. Jenks was employed by the Good Spirit Lake Resort in Canora, Saskatchewan. His duties included grounds maintenance, snow removal, housekeeping and hot tub maintenance. Also during 2007, Mr. Jenks was employed by the Skitchine Lodge in Kamloops, British Columbia. His duties included fishing, lodge maintenance, boat maintenance, housekeeping and dock maintenance. From 2002 to 2007, Mr. Jenks was employed by Dual Enterprises Logging in Sault Ste Marie, Ontario and Nanaimo, British Columbia. His duties included being a parts runner for a logging company.

JOHN GOODWIN

From 2005 - 2010, Mr. Goodwin was the project and consulting geologist for Solid Resources Ltd. During this period, Mr. Goodwin conducted follow-up of airborne anomalies on Solid Resources' Bear Property, recommended a program of 100 line km of line cutting and I,P. survey over an area, was appointed Interim President of Solid Resources Ltd. until a suitable replacement was found and prepared a qualifying report on the Alberta 1 rare element pegmatite property in Spain and collected samples for a preliminary metallurgical study.

In 2006, Mr. Goodwin fulfilled the requirements for a P.Geol designation through APEGGA (Association of Professional Engineers, Geologists and Geophysicist of Alberta).

In the period from 1968 to 1971, Mr. Goodwin completed his Honours in BSc. From Brock University, St. Catherines, ON. From 1978 to 1980, Mr. Goodwin completed his MSc, from Laurentian University, Sudbury, Ontario. in Earth Sciences.

FAMILY RELATIONSHIPS

There are no family relationships among our directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

     1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

     2. Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

     3. Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

          i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

          ii.  Engaging in any type of business practice; or

          iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

     4. Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

     5. Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

     6. Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

     7. Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

          i.   Any Federal or State securities or commodities law or regulation;
               or

          ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

          iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

     8. Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

                             EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

     (a)  our principal executive officer;

     (b) each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended August 31, 2009 and 2008; and

     (c) up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended August 31, 2009 and 2008, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                                       Change in
                                                                                        Pension
                                                                                       Value and
                                                                      Non-Equity      Nonqualified
 Name and                                                             Incentive         Deferred
 Principal                                      Stock      Option        Plan         Compensation     All Other
 Position           Year   Salary($)  Bonus($) Awards($)  Awards($)  Compensation($)   Earnings($)   Compensation($)  Total($)
 --------           ----   ---------  -------- ---------  ---------  ---------------   -----------   ---------------  --------
Wayne Parsons,      2009     N/A        N/A       N/A        N/A          N/A              N/A             N/A          N/A
President, Chief    2008     N/A        N/A       N/A        N/A          N/A              N/A             N/A          N/A
Executive Officer,
Treasurer, Chief
Financial Officer,
Secretary and
Director (1)

Dan Gravelle,       2009     Nil        Nil       Nil        Nil          Nil              Nil             Nil          Nil
Former President,   2008     Nil        Nil       Nil        Nil          Nil              Nil             Nil          Nil
Chief Executive
Officer,
Treasurer, Chief
Financial Officer,
Secretary and
Director(2)

----------
(1) Mr. Parsons was appointed the President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a director of our company on April 14, 2010.
(2) Mr. Gravelle was appointed the President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a director of our company on September 12, 2008. Mr. Gravelle resigned as President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and a director of our company on April 14, 2010.

Other than as disclosed below, there are no compensatory plans or arrangements with respect to our executive officers resulting from their resignation, retirement or other termination of employment or from a change of control.

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby Mr. Parsons has agreed to provide our company with various consulting services as the president, chief executive officer, chief financial officer, secretary and treasurer. In consideration for agreeing to provide such consulting services, we have agreed to provide Mr. Parsons with a monthly payment of CDN$1,500 and to grant 1,000,000 options to acquire 1,000,000 shares of our common stock at a purchase price of US$1.00 per shares. These options are non-transferrable, vest immediately and expire April 14, 2015. We have also agreed to pay a bonus of CDN$15,000 to Mr. Parsons, within ten (10) days of our company receiving, collectively since January 1, 2010, private placement funds equal to US$500,000.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

As at August 31, 2009, there were no unexercised options or stock that had not vested in regards to our executive officers, and there were no equity incentive plan awards for our executive officers during the year ended August 31, 2009.

OPTIONS GRANTS IN THE YEAR ENDED AUGUST 31, 2009

During the year ended August 31, 2009, no stock options were granted to our executive officers.

AGGREGATED OPTIONS EXERCISED IN THE YEAR ENDED AUGUST 31, 2009 AND YEAR END OPTION VALUES

There were no stock options exercised during the year ended August 31, 2009 and no stock options held by our executive officers at the end of the year ended August 31, 2009.

REPRICING OF OPTIONS/SARS

We did not reprice any options previously granted to our executive officers during the year ended August 31, 2009.

DIRECTOR COMPENSATION

Directors of our company may be paid for their expenses incurred in attending each meeting of the directors. In addition to expenses, directors may be paid a sum for attending each meeting of the directors or may receive a stated salary as director. No payment precludes any director from serving our company in any other capacity and being compensated for such service. Members of special or standing committees may be allowed similar reimbursement and compensation for attending committee meetings. During the year ended August 31, 2009, we did not pay any compensation or grant any stock options to our directors.

PENSION, RETIREMENT OR SIMILAR BENEFIT PLANS

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

INDEBTEDNESS OF DIRECTORS, SENIOR OFFICERS, EXECUTIVE OFFICERS AND OTHER MANAGEMENT

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed below, there have been no transactions or proposed transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which any of our directors, executive officers or beneficial holders of more than 5% of the outstanding shares of our common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

CORPORATE GOVERNANCE

We currently act with three directors, consisting of Wayne Parsons, Peter Jenks and John Goodwin. We have determined that each of Mr. Jenks and Mr. Goodwin would be considered an "independent director" as defined by Nasdaq Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have a standing audit, compensation or nominating committee because we believe that the functions of such committees can be adequately performed by the board of directors. Additionally, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

         MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "APGA." The following quotations, obtained from Yahoo Finance, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

           National Association of Securities Dealers OTC Bulletin Board(1)

        Quarter Ended                      High                      Low
        -------------                      ----                      ---
      February 28, 2010                  $N/A(2)                   $N/A(2)
      November 30, 2009                  $N/A(2)                   $N/A(2)
      August 31, 2009                    $N/A(2)                   $N/A(2)
      May 31, 2009                       $N/A(2)                   $N/A(2)
      February 28, 2009                  $N/A(2)                   $N/A(2)
      November 30, 2008                  $N/A(2)                   $N/A(2)
      August 31, 2008                    $N/A(2)                   $N/A(2)
      May 31, 2008                       $N/A(2)                   $N/A(2)
      February 28, 2008                  $N/A(2)                   $N/A(2)

----------
(1) Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.
(2)  No trades occurred during this period.

Our common shares are issued in registered form. Holladay Stock Transfer Inc., 2939 N. 67th Street, Scottsdale, AZ 85251 (Telephone: (480) 481-3940.;
Facsimile: (480) 481-3941) is the registrar and transfer agent for our common shares.

On June 1, 2010, the shareholders' list showed 51 registered shareholders and 64,000,000 common shares outstanding.

DIVIDENDS

We have not declared or paid any cash dividends since inception and we do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our shares of common stock other than as described below, we intend to retain future earnings for use in our operations and the expansion of our business.

EQUITY COMPENSATION PLAN INFORMATION

We have not adopted any equity compensation plans.

PURCHASES OF EQUITY SECURITIES BY THE ISSUER AND AFFILIATED PURCHASERS

We did not purchase any of our shares of common stock or other securities for the year ended August 31, 2009.

                     RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us without the registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements within the past three years:

On July 26, 2006, a total of 20,000,000 shares of our common stock were issued in exchange for $20,000 US, or $.001 per share. These securities were issued to a former officer and director of our company. These shares were issued in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

             DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

GENERAL

Our authorized capital stock consists of 150,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of June 1, 2010, there were 64,000,000 shares of our common stock issued and outstanding that are held by 51stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes provide that:

     * a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or

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
          investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

     * a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

     * to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     *    by our stockholders;

     * by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

     * if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

     * if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

     *    by court order.

Unless limited by our articles of incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLSOURE

None.

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
ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 28, 2010, we appointed Mr. John Goodwin to our board of directors.

Descriptions of business experience over the past five years and compensatory arrangements of the new director can be found in the sections entitled "Directors and Executive Officers" and "Executive Compensation".

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Our management has determined that, as of the closing of the property acquisitions above, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Exhibits required by Item 601 of Regulation S-K

Exhibit Number                             Description
--------------                             -----------

    (3)          ARTICLES OF INCORPORATION AND BYLAWS

    3.1 Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on October 23, 2006).

    3.2          By-laws   (incorporated  by  reference  from  our  Registration
                 Statement on Form SB-2 filed on October 23, 2006).

    3.3 Articles of Merger (incorporated by reference from our Current Report on Form 8-K filed on April 12, 2010).

    3.4 Certificate of Change (incorporated by reference from our Current Report on Form 8-K filed on April 12, 2010).

    (10)         MATERIAL CONTRACTS

    10.1         Mineral Lease Agreement between Royce L. Hackworth and Belva L.
                 Tomany and Zebra Resources (now know as American Paramount Gold Corp.) dated April 16, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 19, 2010).

    10.2 Consulting Agreement between our company and Wayne Parsons, dated April 14, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 27, 2010).

    10.3 Convertible Loan Agreement between our company and Monaco Capital Inc. dated April 22, 2010. (incorporated by reference from our Current Report on Form 8-K filed on April 27, 2010).

----------
* filed herewith.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PARAMOUNT GOLD CORP.


/s/ Wayne Parsons
-----------------------------------------------
Wayne Parsons
President, Chief Executive Officer, Treasurer,
Secretary, Chief Financial Officer and Director

Date: June 15, 2010


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